AS FILED:  AUGUST 4, 1998                                 SEC FILE NO.



                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

                        UNDER THE SECURITIES ACT OF 1933

                                FX ENERGY, INC.

             (Exact name of registrant as specified in its charter)

            NEVADA                                         87-0504461
 ------------------------------                     --------------------
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                       Identification No.)


  3006 SOUTH HIGHLAND DRIVE
     SALT LAKE CITY, UTAH                                    84106
------------------------------                     --------------------
(Address of Principal Executive Offices)                  (Zip Code)

                        1995 STOCK OPTION AND AWARD PLAN
                        1996 STOCK OPTION AND AWARD PLAN
                        1997 STOCK OPTION AND AWARD PLAN
                           NONQUALIFED STOCK OPTIONS
    ---------------------------------------------------------------------
                           (Full title of the plan)

    DAVID N. PIERCE, 3006 SOUTH HIGHLAND DRIVE, SALT LAKE CITY, UTAH 84106
    ----------------------------------------------------------------------
                    (Name and address of agent for service))

                                (801) 486-5555
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE



                                      Proposed      Proposed
                          Amount to   maximum       maximum
                             be       offering      aggregate    Amount of
   Title of securities   Registered   price per     offering    registration
    to be registered         (1)      share(2)      price           fee
-----------------------  ----------   ----------    ----------  -------------
Common Stock, par value
$0.001
Issuable in connection
 with
  1995 Stock Option and
   Award Plan              37,500       $8.8750     $  332,813      $  101
  1996 Stock Option and
   Award Plan             159,167       $9.0255     $1,436,565      $  436
 1997 Stock Option and
   Award Plan             172,500       $6.6250     $1,142,813      $  346
 Nonqualified Stock
   Options                 45,000       $4.0556     $  182,500      $   56
                         --------                   ----------      ------
    Total                 414,167                   $3,094,691       $ 939


-----------------------

(1) There are also registered pursuant to rule 416 such additional number of securities as may be issuable under the antidilution provisions of the plans being registered.
(2) Pursuant to rule 457(h) of the Securities Act of 1933, the proposed maximum offering price per share for the purpose of calculating the registration fee is the weighted average exercise price per share of the options being registered.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                    INCORPORATION OF DOCUMENTS BY REFERENCE


     The following documents filed with the Securities and Exchange Commission (the "Commission") by FX Energy, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference in this Prospectus:

          (1) The annual report of the Company on form 10-KSB for the year ended December 31, 1997;

          (2) The quarterly report of the Company on form 10-Q for the quarter ended March 31, 1998, as amended July 15, 1998 on form 10-Q/A dated July 10, 1998;

          (3) The current reports on Form 8-K dated January 26, March 23, April 20, June 2, and July 28, 1998;

          (4) The Proxy Statement related to the 1998 annual meeting of the Company's stockholders; and

          (5) The description of the Common Stock of the Company contained in its registration statement on form 8-A, file no. 0-25386, as declared effective March 30, 1995, incorporating by reference from the section entitled "Description of Securities" contained on page 55 of the Company's registration statement on Form SB-2, Commission file no. 33-88354-D, declared effective March 30, 1995.

     All documents filed by the Company pursuant to sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.




                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following is a brief summary of certain indemnification provisions of the Company's articles of incorporation and the general corporation law of the state of Nevada. This summary is qualified in its entirety by reference to the text thereof.

     The articles of incorporation of the Company limit or eliminate the personal liability of directors for damages for breaches of their fiduciary duty, unless the director has engaged in intentional misconduct, fraud, or a knowing violation of law, or paid a dividend in violation of the Nevada Revised Statutes.

     The Company's articles of incorporation further provide for the indemnification of officers and directors for certain civil liabilities, including liabilities arising under the Securities Act. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1934, and is, therefore, unenforceable.



                                    EXHIBITS

             SEC
Exhibit   Reference
  No.        No.                      Description                 Location
-------   ---------   -------------------------------------     ------------

  4.01        4       Specimen certificate for Common Stock     Incorporated by
                                                                 reference(1)

  5.01        5       Letter opinion, including consent, of      This Filing
                      Kruse, Landa & Maycock, L.L.C., regarding legality of Common Stock to be issued pursuant to the Registration Statement.

 23.01        23      Consent of PricewaterhouseCoopers,         This Filing
                      LLP, independent accountants

 23.02        23      Consent of Kruse, Landa & Maycock,         See Item 5
                      L.L.C.,counsel for the Company              above

 23.03        23      Consent of Larry D. Krause, Petroleum      This Filing
                      Engineer

 24.01        24      Powers of Attorney                         See signature
                                                                  page to
                                                                  Registration
                                                                  Statement

---------------

(1) Incorporated by reference from the Company's registration statement on form SB-2, SEC file number 33-88354-D.




                                  UNDERTAKINGS



REGULATION S-K

     POST-EFFECTIVE AMENDMENTS [ITEM 512(A)]

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE [ITEM 512 (B)]

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(a) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     FILING OF REGISTRATION STATEMENT ON FORM S-8 [ITEM 512(H)]

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake, state of Utah, on the 30th day of July, 1998.

                               FX ENERGY, INC.


                               By/s/ David N. Pierce,
                                     President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David N. Pierce and/or Andrew W. Pierce, and each of them, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 30th day of July, 1998.


/s/ David N. Pierce
    Director and President
    (Principal Executive and Financial
    Officer)


/s/ Andrew W. Pierce
    Director, Vice-President and Secretary
    (Principal Operating Officer)


/s/ Scott J. Duncan
    Director


/s/ Thomas B. Lovejoy
    Director


Peter L. Raven
    Director


Jerzy B. Maciolek
    Director


Jay W. Decker
    Director